UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)   (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2007, the Nasdaq Listing Qualifications Panel (the “Panel”) extended the deadline by which UTStarcom, Inc. (the “Company”) must file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, all required restatements and its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The Panel extended the deadline for the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and all required restatements until May 14, 2007 and for its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 until July 16, 2007. These dates represent the full extent of the Panel’s authority under applicable Nasdaq rules. However, the Company intends to request that the Nasdaq Listing and Hearings Review Council (the “Council”) review the Panel’s decision and grant the Company additional time to comply with its filing obligations. There can be no assurance that the Council will grant the Company’s request for continued listing.

On April 18, 2007, the Company issued a press release entitled “Nasdaq Extends UTStarcom Filing Deadline,” a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1                           Press release entitled “Nasdaq Extends UTStarcom Filing Deadline.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: April 18, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Press Release entitled “Nasdaq Extends UTStarcom Filing Deadline.”